SECOND AMENDMENT TO THE RIGHTS AGREEMENT

     Pursuant to Section 27 of the Rights Agreement dated as of April 18, 1997, as amended by the First Amendment to the Rights Agreement dated as of October 22, 1998 (collectively, the "Agreement"), between SanDisk Corporation, a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation (the "Rights Agent"), the Company, and the Rights Agent at the Company's direction, hereby amend the Agreement as of December 17, 1999, as provided below.

     1. Exercise of Rights; Purchase Price; Expiration Date of Rights. Section 7(b) of the Agreement shall be amended as follows:

     a. The number "$65.00" in the second line shall be replaced with the number "$500.00".

     The undersigned officer of the Company, being an appropriate officer of the Company and authorized to do so by resolution of the board of directors of the Company dated as of December 17, 1999, hereby certifies to the Rights Agent that these amendments are in compliance with the terms of Section 27 of the Agreement.



                               SANDISK CORPORATION


                               By        /s/ Cindy Burgdorf
                                         -----------------------
                               Name:     Cindy Burgdorf
                               Title:    Chief Financial Officer


ACKNOWLEDGED AND AGREED:

HARRIS TRUST AND SAVINGS BANK,
as Rights Agent


By:
         ----------------------
Name:
Title: